UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 5, 2019

SAIA, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-49983	48-1229851
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11465 Johns Creek Parkway, Suite 400, Johns Creek, GA	30097
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (770) 232-5067

No Changes.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01Entry into a Material Definitive Agreement.

On February 5, 2019, Saia, Inc. (the “Company”) entered into a Sixth Amended and Restated Credit Agreement with BOKF, NA dba Bank of Oklahoma, as Administrative Agent and Collateral Agent, and the banks parties thereto (the “Restated Credit Agreement”).  The Restated Credit Agreement:

•

increases the size of the revolving credit facility from $250 million to $300 million and continues to make available an accordion feature that allows for an additional $100 million in commitments under the facility;

•	extends the maturity of the Restated Credit Agreement from March 2020 to February 2024;

•	reduces the performance-based interest rate pricing grid such that the Company expects to achieve more favorable borrowing costs under the amended facility than under the previous credit agreement;

•	eliminates the fixed charge coverage covenant and replaces it with a debt service coverage covenant; and

•	allows the Company to pay dividends to its stockholders if the Company is in compliance with certain covenants.

Borrowings under the Restated Credit Agreement bear interest at a rate per annum equal to, at the option of the Company, (i) LIBOR plus the applicable margin of 1.00%-2.00% subject to a 0.00% LIBOR floor, or (ii) the base rate plus the applicable margin, which is 1.50% lower than for LIBOR loans. The obligations of the Company under the Restated Credit Agreement are secured by a first priority perfected lien on certain of the assets and property of the Company and its subsidiaries.

The Restated Credit Agreement contains a minimum debt service coverage ratio set at 1.25 to 1.00 and a maximum leverage ratio set at 3.25 to 1.00.  The Restated Credit Agreement also contains certain customary representations and warranties, affirmative and negative covenants and provisions relating to events of default. Under the Restated Credit Agreement, if an event of default occurs, the lenders will be entitled to take various actions, including the acceleration of amounts due.  The Company is obligated to pay customary fees to the agents and lenders under the credit agreement with respect to arranging and maintaining the credit facility.

The foregoing description of the Restated Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Restated Credit Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.  A copy of the press release announcing the Company’s entry into the Restated Credit Agreement is attached hereto as Exhibit 99.1.

Item 2.03Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See the disclosure contained in Item 1.01 above, which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

10.1

Sixth Amended and Restated Credit Agreement, dated as of February 5, 2019, by and among Saia, Inc., BOKF, NA dba Bank of Oklahoma, as Administrative Agent and Collateral Agent, and the Banks named therein.

99.1	Press release of dated February 6, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAIA, INC.

Date: February 11, 2019	/s/ Stephanie R. Maschmeier
Stephanie R. Maschmeier
Controller and Principal Accounting Officer